Exhibit 10.47

TRADEMARK SECURITY AGREEMENT

Trademark Security Agreement, dated as of October 29, 2021, by SEA WORLD LLC, a Delaware limited liability company, and SeaWorld Parks & Entertainment LLC, a Delaware limited liability company (each, a “Grantor” and collectively, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Grantors are party to an Amended and Restated Security Agreement dated as of August 25, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to each Grantor is required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, each Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1.	Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
SECTION 2.

Grant of Security Interest in Trademark Collateral.  Each Grantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral (excluding any Excluded Assets) of the Grantor:

(a)	registered Trademarks of the Grantor listed on Schedule I attached hereto.
SECTION 3.

The Security Agreement.  The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement.  In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4.

Termination.  Upon the termination of the Security Agreement in accordance with Section 6.12 thereof, the Collateral Agent shall, at the expense of the Grantors, execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing the lien on and security interest in the Trademarks under this Trademark Security Agreement and any other documents required to evidence the termination of the Collateral Agent’s interest in the Trademarks.

SECTION 5.

Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

[Signature pages follow]

Doc#: US1:15401801v2

Exhibit 10.47

IN WITNESS WHEREOF, the parties hereto have duly executed this Trademark Security Agreement as of the date first written above.

SEA WORLD LLC

By: /s/ Harold Herman________________

      Name: Harold Herman

      Title: Assistant Secretary

SEAWORLD PARKS & ENTERTAINMENT LLC

By: /s/ Harold Herman________________

      Name: Harold Herman

      Title: Assistant Secretary

Exhibit 10.47

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:By: /s/ Laura Woodward________________

Name: Laura Woodward

Title:   Vice President